Exhibit 23.1

                CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Chiquita Savings and Investment Plan of our report dated February 9, 1999 with respect to the consolidated financial statements and schedule of Chiquita Brands International, Inc. included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP


Cincinnati, Ohio
December 22, 1999

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